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                                                                   EXHIBIT 10.11

                            ITLA CAPITAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           (Effective January 1, 1997)
                            Amended January 28, 2000


                                    Preamble

ITLA Capital Corporation, a Delaware business corporation and its subsidiaries, have adopted the ITLA Capital Corporation Supplemental Executive Retirement Plan, effective January 1, 1997, and amended as of January 28, 2000, for a select group of executives and senior management personnel to ensure that the overall effectiveness of the Company's executive compensation program will attract, retain and motivate qualified executives and senior management personnel.

                                    ARTICLE I

                                   DEFINITIONS

     When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:

     1.1 The term "Change in Control" means the occurrence of any of the following events with respect to the Company: (1) any person (as the term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 33.33% or more of the Company's outstanding securities; (2) individuals who are members of the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two thirds of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board;
(3) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity (unless the continuing ownership requirements clause (4) below are met with respect to the resulting entity); or (4) a merger or consolidation of the Company with any other corporation other than a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto represent at least 66.67% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation. The term "Change in Control" shall not include: (1) an acquisition of securities by an employee benefit plan of the Company; or (2) any of the above mentioned events or occurrences which


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require but do not receive the requisite government or regulatory approval to bring the event or occurrence to fruition.

     1.2 "Claims Reviewer" means the Compensation Committee of the Board of Directors of the Company, unless another person or organizational unit is designated by the Company as Claims Reviewer.

     1.3 "Company" means ITLA Capital Corporation and any successor thereto. For purposes of determining whether a Participant is employed by the Company at any particular time, the term "Company" shall also include any entity that would be treated as a single employer with the Company under Section 414 of the Internal Revenue Code.

     1.4 "Designated Beneficiary" means the individual the Participant designates as his or her Beneficiary in such Participant's ITLA Capital Corporation Supplemental Executive Retirement Plan designation of beneficiary form.

     1.5 "Disability" means total and permanent disability as defined in the Company's long term disability plan.

     1.6 "Earnings" means the Participant's base annual salary from the Company (without regard to any deferral election made by the Participant and/or any bonuses paid to the Participant).

     1.7 "ITLA Capital Corporation Stock" means the Company's designated Recognition and Retention Plan Shares, treasury shares and publicly traded common stock.

     1.8 "Participant" means any employee of the Company who meets the eligibility requirements of Article II and is designated and approved for participation in the Plan as set forth in Article II.

     1.9 "Participant Account" or "Account" means the account held under the Plan for each Participant pursuant to Article IV.

     1.10 "Plan" means the ITLA Capital Corporation Supplemental Executive Retirement Plan, as set forth herein and as amended from time-to-time.

     1.11 "Plan Year" means the calendar year.

     1.12 "Retirement Date" means the later of the date a Participant leaves the employ of the Company or the date upon which the Participant attains the age of 62.

     1.13 "Trust" means the Trust Under the ITLA Capital Corporation Rabbi Trust Agreement.

     1.14 "Trustee" means Union Bank of California or any other person or corporation selected by the Company to serve in such capacity of the Trust.




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     1.15 "Vesting Cycle" means one the following of seven consecutive three calendar year periods: (1) January 1, 1997 through December 31, 1999; (2) January 1, 2000 through December 31, 2002; (3) January 1, 2003 through December 31, 2005; (4) January 1, 2006 through December 31, 2008; (5) January 1, 2009 through December 31, 2011; (6) January 1, 2012 through December 31, 2014 and (7) January 1, 2015 through December 31, 2017.

                                   ARTICLE II

                           ELIGIBILITY TO PARTICIPATE

     2.1 Eligibility to Participate. For purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Plan is limited to a select group of management and highly compensated employees.

     2.2 Designated Participants. An executive or senior management employee of the Company is eligible to become a Participant in the Plan; provided such employee is designated as a Participant below or, such employee is later designated as a Participant by the Compensation Committee of the Board of Directors of the Company and, such designation is attached as a written amendment to the Plan signed by a duly authorized officer of the Company. Under no circumstance shall an employee below the level of Managing Director or Senior Vice President be eligible to participate in the Plan. The following individuals shall constitute the eligible Participants as of the Plan's effective date of January 1, 1997, or as of the amendment date of January 28, 2000.

         -----------------

         -----------------

Once an employee becomes a Participant, he or she shall remain a Participant until all benefits to which he or she (or his or her Designated Beneficiary) is entitled under the Plan have been paid. To the extent George Haligowski's Employment Agreement dated July 23, 1997, or as later amended, differs from the terms of this Agreement, George Haligowski's Employment Agreement shall be the controlling document.

                                   ARTICLE III

                           ELIGIBILITY FOR AND PAYMENT
                                   OF BENEFITS

     3.1 Eligibility of Benefits. Each Participant shall be eligible to receive the vested balance of his or her Account under the Plan beginning on the earlier of a Change of Control or the Participant's death, Disability, Retirement Date or date of termination of employment. Except upon a Change of Control or as set forth in Section 3.8 below, no benefits shall be payable from the Plan to a Participant while such Participant is employed with the Company.


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     3.2 Calculation of Benefit. A Participant's benefit under the Plan will be calculated as of the earlier of Participant's death, Disability, Retirement Date, date of termination of employment or date of occurrence of a Change of Control. The benefit payable to a Participant will be equal to the fair market value of the vested ITLA Capital Corporation Stock credited to the Participant's Account as of the time of such calculation of benefit.

     3.3 Incidents of Ownership. Notwithstanding the above, a Participant shall have no incidents of ownership with respect to the ITLA Capital Corporation Stock held under the Plan. A Participant shall not have any right to vote shares of ITLA Capital Corporation Stock credited to the Participant's Account under the Plan.

     3.4 Form of Payment. A Participant's vested benefit calculated pursuant to
Section 3.2 and payable pursuant to Section 3.1 shall be paid at the Participant's election in a lump sum in the form of cash or awarded ITLA Capital Corporation Stock. If a Participant elects payment in cash, the Participant may, subject to the restrictions below, elect to receive payment in the form of ten equal annual installments in lieu of a lump sum payment. The amount of such annual installments will be calculated based upon the amortization of the value of the Participant's Account as of the time of the calculation of benefit under
Section 3.2 at a credited interest rate equal to 125% of the Company's cost of funds. Interest credited to a Participant's Account during a Plan Year shall be distributed as part of the next year's installment. The final installment shall include the balance of the Participant's Account. The election of the form of distribution shall be made no later than the end of the first Vesting Cycle after the Participant commences participation in the Plan. In the event the Participant fails to make a timely election as to the method of distribution, the method of distribution shall be determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion. Notwithstanding any election of the Participant and notwithstanding that installment distributions may have already commenced, distribution of the Participant's benefit (or remaining benefit) shall be made in a single lump sum payment in the event of a Change of Control or termination of the Plan. All distributions under the Plan shall be less applicable tax and other required or authorized withholdings. All distributions of ITLA Capital Corporation Stock shall comply with federal and state securities laws.

     3.5 Termination of Employment. If a Participant's employment with the Company is terminated other than as a result of death or Disability or after attainment of Retirement Date, the Participant shall be entitled to receive only the vested portion of the Participant's Account as of the date of termination. If the Participant is not vested in any portion of the Account, the Participant shall not have any right to any benefit from the Plan.

     3.6 Participant's Death. If a Participant dies while employed by the Company and prior to receiving the benefits to which the Participant is entitled to under the Plan, the Participant's Designated Beneficiary shall receive the benefits the Participant would otherwise receive under the Plan. If a Participant survives his or her Designated Beneficiary or the Participant fails to name a Designated Beneficiary prior to receipt of the entire distribution to which the Participant is entitled hereunder, then all of the distribution to which the Participant is



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entitled under the Plan and which has not been distributed to such Participant at the date of death shall be payable to the Participant's estate.

     3.7 Commencement of Benefit. A Participant's benefit payable on account of the occurrence of a Change of Control or the Participant's death, Disability, Retirement Date or termination of employment shall be payable commencing on the first day of the calendar month next following the occurrence of the event giving rise to the payment.

     3.8 Advance Distribution for Financial Hardship. With the consent of the Compensation Committee of the Board of Directors, a Participant may withdraw up to one hundred percent (100%) of the vested amount credited to his or her Account prior to termination of employment as may be required to meet a Participant's Unforeseeable Financial Emergency (as defined herein), provided that the entire amount requested by the Participant is not reasonably available from other resources of the Participant. An "Unforeseeable Financial Emergency" shall mean an unforeseeable, severe financial condition resulting from (1) a sudden and unexpected illness or accident of the Participation or an immediate family member of the Participant; (2) loss of the Participant's property due to casualty; or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The withdrawal must be necessary to satisfy the Unforeseeable Financial Emergency and no more may be withdrawn from the Participant's vested Account than is required to relieve the financial need after taking into account other resources that are reasonably available to the Participant for this purpose. The Participant must certify that the financial need cannot be relieved through any other reasonable sources, including but not limited to, reimbursement or compensation by insurance or otherwise, liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need or by borrowing from commercial sources on reasonable commercial terms. This Section 3.8 shall be interpreted in a manner consistent with Section 1.457-2(h)(4), (5) of the Treasury Regulations. The Participant's Account shall be reduced by the amount of any advance distribution for financial hardship.

     3.9 Limitation on Distribution to Covered Employees. Notwithstanding any other provision of the Plan, in the event that the Participant is a "covered employee" as defined in Section 162(m)(3) of the Internal Revenue Code, or would be a covered employee if the benefits were distributed in accordance with the other provisions of Article III, the maximum amount which may be distributed from the Participant's Account in any Plan Year shall not exceed one million dollars ($1,000,000) less the amount of compensation paid by the Company to the Participant in such Plan Year which is not "performance-based" (as defined in Internal Revenue Code Section 162(m)(4)(C)). The amount of compensation which is not "performance-based" shall be reasonably determined by the Company at the time of the proposed distribution. Any amount which is not distributed to the Participant in a Plan Year as a result of the limitation set forth in this
Section 3.9 shall be distributed to the Participant in the next Plan Year, subject to compliance with the foregoing limitation set forth in this Section
3.9. The provisions of this Section 3.9 shall not apply if the Compensation Committee of the Board of Directors, upon consultation with legal counsel, determines that the restrictions of Code Section 162(m) do not apply to limit the deductibility of payments made under the Plan (or otherwise by the Company) to the Participant.

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                                   ARTICLE IV

                       ALLOCATION AND FUNDING OF BENEFITS

     4.1 Allocation of Benefits. Benefits under the Plan are allocated to a Participant's Account on an annual basis on or within ninety (90) days of the last day of the Plan Year. In order to receive an Allocation of Benefits, a Participant must be employed by the Company as of the last day of the Plan Year. The amount of ITLA Capital Corporation Stock allocated to a Participant's Account pursuant to this Section 4.1 and Section 4.2 shall be determined using the fair market value of the ITLA Capital Corporation Stock as of October 8, 1998, of nine dollars ($9.00) a share.

     4.2 Allocation Amounts. The annual amount allocated to a Participant pursuant to Section 4.1 shall be calculated as follows, subject to approval of the allocation by the Compensation Committee of the Board of Directors of the Company and award of sufficient shares of ITLA Capital Corporation Stock to fund the annual allocation:

          o For George Haligowski, the annual amount shall be equal to 33 1/3% of his Earnings for the Plan Year.

          o For all other Participants, the annual amount shall be equal to 20% of each such Participant's Earnings for the Plan Year.

Notwithstanding the preceding sentences, the Compensation Committee of the Board of Directors may approve a greater or lesser award for any Participant or determine that no award is appropriate for a Participant. In no event, however, shall the total amount of benefits allocated under the Plan exceed the issued Recognition and Retention Plan shares of ITLA Capital Corporation Stock.

     4.3 Contribution to Trust. The Company shall contribute shares of ITLA Capital Corporation Stock to the Trust on an annual basis in an amount equal to the total annual allocation for all Participants for the Plan Year as determined under Section 4.2 to the extent that the Compensation Committee of the Board of Directors approves such funding. The contributed shares shall come from the issued Recognition and Retention Plan shares of ITLA Capital Corporation Stock approved for such use by the shareholders in the Company's Recognition and Retention Plan. All Recognition and Retention Plan terms pertaining to the granting of the shares shall remain in full force and effect. The Plan shall be funded with Recognition and Retention Plan Shares only to the extent that shares are available and the shares are awarded by the Company's Compensation Committee of the Board of Directors.

The number of shares of ITLA Capital Corporation Stock allocated to each Participant's Account under the Plan for Plan Year shall be determined by dividing the Participant's allocation amount for such Plan Year as determined in
Section 4.2 above by the fair market value of the ITLA Capital Corporation Stock on October 8, 1999, of nine dollars ($9.00) a share. If the



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available Recognition and Retention Plan Shares should be insufficient to cover the allocation amounts for all Participants for any Plan Year as determined under Section 4.2 above, the allocation amounts shall be reduced for each Participant on a pro rata basis.

     4.4 Benefits Upon Change of Control. In the event of a pending Change of Control as defined in Section 1.1, the Company shall immediately credit the Account of each Participant in the employ of the Company at the date of the Change of Control (or who has been terminated involuntarily by action of the Company within the three months preceding the Change of Control, unless such termination is for cause as defined in the Company's Change of Control Severance Agreements) as follows:

          o For George Haligowski, the Company shall credit his Account with a number of shares of ITLA Capital Corporation Stock, based upon the fair market value of such stock on the date of the Change of Control such that the additional shares in total value equal 3.95 times his Earnings for the prior Plan Year.

          o For all other Participants, the Company shall credit each such Participant's Account with a number of shares of ITLA Capital Corporation Stock, based upon the fair market value of such stock on the date of the Change of Control such that the additional shares in total value equal 60% of the Participant's Earnings for the prior Plan Year.

The contribution and allocation of shares under this Section 4.4 is subject to and expressly conditioned upon the occurrence of the Change of Control and is subject to the limitations of Section 4.5 below.

     4.5 Funding Benefits Upon Change of Control. All benefits payable because of a Change of Control shall be funded by the Company immediately contributing the necessary shares to the Participants' Accounts. If the available Recognition and Retention Plan Shares, as described in Section 4.3, are insufficient to fund the benefits payable upon a Change of Control, such benefits shall be reduced for each Participant on a pro rata basis.

     4.6 Vesting. A Participant shall only have a vested right to amounts allocated to his or her Account for a Vesting Cycle if such Participant is employed by the Company on the last day of the Vesting Cycle. Notwithstanding the preceding sentence, a Participant shall be 100% vested in all amounts credited to his or her Accounts in the event of a Change of Control or termination of employment due to death, Disability or after Retirement Date. A Participant employed by the Company on the date of termination of the Plan shall also be 100% vested upon Plan termination.

     4.7 Forfeiture. In the event a Participant leaves the employ of the Company prior to the end of a Vesting Cycle for reasons other than death, Disability or after Retirement Date, all amounts contributed to the Trust on the Participant's behalf for that Vesting Cycle shall be forfeited. The forfeited amounts shall be retained in the Trust and used to reduce future funding described in Section 4.3 above.



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                                    ARTICLE V

                            AMENDMENT AND TERMINATION

     5.1 Amendment or Termination. The Company intends the Plan to remain in existence until all Participants in the Plan have received all of their benefits payable under the Plan. The Company, however, reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Compensation Committee of the Board of Directors of the Company. No amendment or termination of the Plan shall directly or indirectly reduce any Participant's Account below the balance of such Account immediately prior to the effective date of the resolution amending or terminating the Plan; nor shall any amendment or termination of the Plan delay the distribution date for the Participant's Account. Upon termination of the Plan, the Accounts of all Participants shall become fully vested and all Accounts shall be distributed is a single lump sum to Participants, regardless of the distribution elections made by the Participants.

                                   ARTICLE VI

                                 ADMINISTRATION

     6.1 Termination of Benefits. Notwithstanding any other provision of the Plan, rights to payment of a benefit hereunder to a Participant or his or her Designated Beneficiary will, at the discretion of the Compensation Committee of Board of Directors, be terminated, and the Company will have no further obligation hereunder to such Participant or his or her Designated Beneficiary, if such Participant is discharged from employment from the Company for cause as defined in the Company's Change of Control Severance Agreements.

     6.2 Unsecured Claims. The right of a Participant or his or her Designated Beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the Company, and neither a Participant nor his or her Designated Beneficiary shall have any rights in or against any amount credited to any Accounts under this Plan or any other assets of the Company. Notwithstanding any other provisions to the contrary, the Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA as amended. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Company and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or his or her Designated Beneficiary. The Plan constitutes a mere unsecured promise by the Company to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily of involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such


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person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     6.3 Plan Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as the Compensation Committee of the Board of Directors deems appropriate including the authority to determine eligibility for benefits under the Plan. The Compensation Committee of the Board of Directors shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations, regulations and calculations of the Compensation Committee of the Board of Directors shall be final and binding on all persons and parties concerned. The Compensation Committee may delegate any of its duties to the Trustee, to an employee or employees of the Company or other persons as it deems appropriate.

     6.4 Expenses. Expenses of administration shall be paid by the Company. The Compensation Committee of the Board of Directors of the Company shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan.

     6.5 Statements. The Compensation Committee of the Board of Directors of the Company (or the Trustee if such duty is delegated to the Trustee) shall furnish individual annual or more frequent statements of accrued benefits to each Participant (or if the Participant's Designated Beneficiary is currently receiving benefits under the Plan, to such Participant's Designated Beneficiary) in such form as determined by the Compensation Committee of the Board of Directors or as required by the law.

     6.6 No Enlargement of Rights. The sole rights of a Participant or his or her Designated Beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder, and nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Company will be sufficient to pay any benefit hereunder. Further, the adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and the Participant. The Plan shall not affect the right of the Company to deal with any Participants in employment respects, including their hiring, discharge, compensation and conditions of employment.

     6.7 Rules and Procedures. The Company may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to an individual in the event that individual is declared incompetent and a conservator or other person legally charged with that individual's care is appointed. Except as otherwise provided herein, when the Company determines that such individual is unable to manage his or her financial affairs, the Company may pay such individual's benefits to such conservator, person legally charged with such individual's care, or institution then contributing



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toward or providing for the care and maintenance of such individual. Any such payment shall constitute a complete discharge of any liability of the Company and the Plan for such individual.

     6.8 Information. Each Participant shall keep the Company informed of his or her current address and the current address of his or her Designated Beneficiary. The Company shall not be obligated to search for any person. If such person(s) is (are) not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her Designated Beneficiary had died at the end of such three-year period.

     6.9 Loss. Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, his or her Designated Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

     6.10 Indemnification. The Company shall indemnify and hold harmless the members of the Board of Directors, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorneys' fees, incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons or to the extent such indemnification is specifically prohibited by ERISA. The Company shall have the obligation to conduct the defense of such persons in any proceeding to which this Section applies. If any Board member or any employee covered by this indemnification clause determines that the defense provided by the Company is inadequate, that member or employee shall be entitled to retain separate legal counsel for his or her defense and the Company shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such person has acted in bad faith or engaged in willful misconduct or criminal acts.

     6.11 Applicable Law. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the extent not preempted by such laws, by the laws of the State of California.

                                   ARTICLE VII

                                CLAIMS PROCEDURE

     7.1 Claims Procedure. An initial claim for benefits under the Plan must be made by the Participant or his or her Designated Beneficiary in accordance with the terms of the Plan through which the benefits are provided. Not later than 90 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special


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circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or his or her Designated Beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which the final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Claims Reviewer denies the claim of a Participant or his or her Designated Beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claim's Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Company upon written request therefore submitted by the claimant or the claimant's duly authorized representative and received by the Company within 60 days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Company shall act to deny or accept the claim within 60 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Company shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Company shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Company shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commerce legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.

IN WITNESS WHEREOF, ITLA Capital Corporation has caused this Plan to be executed on this 28th day of January, 2000.



By /s/ GEORGE W. HALIGOWSKI
  --------------------------------------
George W. Haligowski
On behalf of ITLA Capital Corporation



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